UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Exchange Agreement and Series A Cumulative Convertible Preferred Unit Purchase Agreement

On September 30, 2020 (the “Closing Date”), Enterprise Products Partners L.P. (the “Partnership”), and OTA Holdings, Inc., a wholly owned subsidiary of the Partnership (“OTA”), entered into a Securities Exchange Agreement (the “Exchange Agreement”), pursuant to which the Partnership issued 855,915 Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) in exchange for 54,807,352 common units representing limited partner interests in the Partnership (“Common Units”) held by OTA. The Exchange Agreement contains customary representations, warranties and covenants of the Partnership and OTA.

Additionally, on the Closing Date, the Partnership entered into a Series A Cumulative Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”) with a group of investors, including (i) certain funds managed by Kayne Anderson Capital Advisors, L.P. and Tortoise Capital Advisors, L.L.C. and (ii) Manxome Investors L.P. (collectively, the “Purchasers”), pursuant to which the Partnership issued and sold in a private placement $50.0 million of Preferred Units. The Partnership issued 50,000 Preferred Units to the Purchasers at a price of $1,000 per Preferred Unit (the “Preferred Unit Purchase Price”). The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchasers. Net cash proceeds to the Partnership from the sale of the Preferred Units, after deduction of fees and expenses, are expected to be approximately $31.4 million. In addition to cash proceeds, certain Purchasers exchanged an aggregate of 1,120,588 Common Units as partial consideration for the Preferred Units. Manxome Investors L.P. is an affiliate of the general partner of the Partnership.

Seventh Amended and Restated Agreement of Limited Partnership

On the Closing Date, in connection with the transactions contemplated by the Purchase Agreement and the Exchange Agreement, the general partner of the Partnership (the “General Partner”) executed the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to authorize and establish the rights, preferences and privileges of the Preferred Units. The Preferred Units represent a new class of partnership interests that rank senior to Common Units with respect to distributions and liquidation. The Preferred Units not held by the Partnership or its subsidiaries or affiliates generally will vote on an as-converted basis with the Common Units and will have certain class voting rights with respect to a limited number of matters, including (subject to certain exceptions) with respect to: (i) amendments to the Amended Partnership Agreement that would be materially adverse to any of powers, preferences, duties or special rights of the Preferred Units; and (ii) amendments to the Amended Partnership Agreement that would materially and adversely affect any holder of Preferred Units in a disproportionate manner compared to any other holder of Preferred Units, without the consent of the holder(s) of Preferred Units disproportionately affected.

Holders of the Preferred Units are entitled to receive cumulative distributions of 7.25% per annum. While the Preferred Units are outstanding, the Partnership will be prohibited from paying distributions on any junior securities, including Common Units, unless full cumulative distributions on the Preferred Units (and any parity securities) have been, or contemporaneously are being, paid or set aside for payment through the most recent Preferred Unit distribution payment date. At any time prior to an investment grade rating event (as described below) or the Common Units are no longer listed for trading on a national securities exchange, the Preferred Unit distributions may be paid, in the sole discretion of the General Partner (subject to certain rights of a holder to elect cash), in additional Preferred Units, with the remainder paid in cash.

On and after the fifth anniversary of the Closing Date, each holder of Preferred Units may convert, in whole or in part, at any time and from time to time upon the request of such holder, subject to certain limitations, its Preferred Units into a number of Common Units equal to (a) the number of Preferred Units to be converted multiplied by (b) the quotient of (i) the Preferred Unit Purchase Price plus any accrued and unpaid distributions per Preferred Unit, divided by (ii) 92.5% of the volume-weighted average price of the Common Units for the five consecutive full trading days ending on the last full trading day immediately prior to the delivery of a conversion notice.

Upon the occurrence of an investment grade rating event, as described below, at any time on or prior to the sixth anniversary of the Closing Date, each holder of Preferred Units may convert its Preferred Units into a number of Common Units equal to the quotient of (a) $1,010 plus any accrued and unpaid distributions per Preferred Unit, divided by (b) 92.5% of the volume-weighted average price of the Common Units for the five consecutive full trading days ending on the last full trading day immediately prior to the delivery of an investment grade rating event notice. An investment grade rating event would occur if the senior notes issued by Enterprise Products Operating LLC cease to have a rating of at least “BBB-” or higher by S&P Global, Inc., “BBB-” or higher by Fitch Ratings, Inc. or “Baa3” or higher by Moody’s Investor Services, Inc.

Upon certain events involving a change of control, each holder of the Preferred Units may elect to: (i) convert its Preferred Units into Common Units at the then-applicable change of control conversion ratio; (ii) require the Partnership to redeem its Preferred Units for an amount equal to the then-applicable redemption price; (iii) if the Partnership is the surviving entity and its Common Units continue to be listed, continue to hold its Preferred Units; or (iv) if the Partnership will not be the surviving entity, or it will be the surviving entity but its Common Units will cease to be listed on a national securities exchange, require the Partnership to use its commercially reasonable efforts to deliver a security in the surviving entity that has substantially similar rights, preferences and privileges as the Preferred Units.

Subject to certain rights of holders after the fifth anniversary of the Closing Date to convert to Common Units within 10 business days following a redemption notice, the Partnership has the right to redeem the Preferred Units for cash, in whole or in part, at the then-applicable Preferred Unit redemption price. The applicable Preferred Unit redemption price will be (a) at any time prior to the second anniversary of the Closing Date, a price per Preferred Unit equal to $1,100.00, (b) at any time on or after the second anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date, a price per Preferred Unit equal to $1,070.00, (c) at any time on or after the fourth anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date, a price per Preferred Unit equal to $1,030.00, (d) at any time on or after the fifth anniversary of the Closing Date but prior to the sixth anniversary of the Closing Date, a price per Preferred Unit equal to $1,010.00 and (e) at any time on or after the sixth anniversary of the Closing Date, a price per Preferred Unit equal to $1,000.00 plus, in each case, any accrued and unpaid Preferred Unit distributions (including any Preferred Unit partial period distributions) on the applicable Preferred Unit; provided, however, that solely in connection with a Preferred Unit redemption relating to a Series A Change of Control (as defined in the Partnership Agreement), if such Series A Change of Control occurs prior to the sixth anniversary of the Closing Date, the applicable Preferred Unit redemption price will mean a price per Preferred Unit equal to $1,010.00, plus, any accrued and unpaid Preferred Unit distributions (including any Preferred Unit partial period distributions) on the applicable Preferred Unit. In connection with a redemption at the Partnership’s election, the Partnership may convert up to 50% of the Preferred Units being redeemed into Common Units (and to pay cash with respect to the remainder), with each such Preferred Unit being converted on the applicable redemption date into a number of Common Units equal to (x) the then-applicable Preferred Unit redemption price divided by (y) 92.5% of the volume-weighted average price of the Common Units for the five consecutive full trading days ending on the last full trading day immediately prior to the date that the Partnership gives notice of its election to convert in connection with such redemption.

Registration Rights Agreement

On the Closing Date and pursuant to the Purchase Agreement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registration of the Common Units issuable upon conversion of the Preferred Units. Pursuant to the Registration Rights Agreement, prior to the earlier of (i) if any Preferred Units are converted or exchanged into or for Common Units prior to the fifth anniversary of the Closing Date, promptly following the date any Preferred Units are first converted or exchanged into or for Common Units or any other security and (ii) the fifth anniversary of the Closing Date, Enterprise will use its commercially reasonable efforts to prepare and file a registration statement under the Securities Act of 1933 (as amended, the “Securities Act”) to permit the public resale of registrable securities from time to time as permitted by Rule 415 under the Securities Act. If the Partnership fails to cause such registration statements to become effective by such dates, the Partnership will be required to pay certain amounts to the holders of the registrable securities as liquidated damages. In certain circumstances, and subject to customary qualifications and limitations, holders of registrable securities will have rights to request that the Partnership initiate an Underwritten Offering (as defined in the Registration Rights Agreement) of registrable securities.

Pursuant to the Registration Rights Agreement, any registrable security will cease to be a registrable security upon the earlier to occur of the following: (a) a registration statement covering such registrable security has been declared effective by the Securities and Exchange Commission and such registrable security has been sold or disposed of pursuant to such effective registration statement; (b) such registrable security has been disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act), other than in certain specified transactions; (c) such registrable security is held by the Partnership or one of its subsidiaries; or (d) such registrable security becomes eligible for sale pursuant to Rule 144(b)(1)(i) without limitation under any other of the requirements of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act).

The foregoing descriptions of the Purchase Agreement, Exchange Agreement, Amended Partnership Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Exchange Agreement, Amended Partnership Agreement and Registration Rights Agreement, copies of which are attached as Exhibits 10.1, 10.2, 3.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the private placement of Preferred Units set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The private placement of the Preferred Units pursuant to the Purchase Agreement and Exchange Agreement were undertaken in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Section 3(a)(9) thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, in February 2016, Enterprise Products Company (“EPCO”), an affiliate of the General Partner, formed EPD PubCo Unit II L.P. (“PubCo II”) and EPD PrivCo Unit I L.P. (“PrivCo I” and together with PubCo II, the “Employee Partnerships”), each to serve as an additional long-term incentive arrangement for certain employees of EPCO through a “profits interest” in such Employee Partnership. On February 22, 2016, EPCO Holdings, Inc., a wholly owned subsidiary of EPCO (“EPCO Holdings”), contributed (i) 2,834,198 Common Units to PubCo II and (ii) 1,111,438 Common Units to PrivCo I (collectively, the “Contributions”), all such Common Units having a then current fair market value of $23.41 per unit, as measured by the closing sale price per Common Unit on The New York Stock Exchange on that date. In exchange for the Contributions, EPCO Holdings was admitted as the Class A limited partner of each Employee Partnership. Certain EPCO employees, including certain named executive officers of the General Partner, were issued Class B limited partner interests and admitted as Class B limited partners in each Employee Partnership without any capital contribution. The profits interest awards (or Class B limited partner interests) in each Employee Partnership entitle the holder to participate in the appreciation in value of the Common Units and increases in quarterly cash distributions paid on the Common Units in excess of $0.39 per unit, and are subject to forfeiture.

Prior to September 30, 2020, the limited partnership agreement for each of PubCo II and PrivCo I provided that Class B limited partner interests therein will vest on the earliest of (i) February 22, 2021, (ii) a change of control or (iii) dissolution of such Employee Partnership. On September 30, 2020, the partners of PubCo II and PrivCo I amended their respective Employee Partnership’s limited partnership agreement (each an “Amendment”) to provide that Class B limited partner interests therein will instead vest on the earliest of (i) February 22, 2023, (ii) the first date on or after September 30, 2020 for which the closing sale price for Common Units on The New York Stock Exchange (or other principal United States securities exchange on which the Common Units are traded) is equal to or greater than $25.41 (as such dollar amount may be adjusted in order to reflect any equity split, equity distribution or dividend, reverse split, combination, reclassification, recapitalization or other similar event affecting the Common Units), (iii) a change of control or (iv) dissolution of such Employee Partnership.

Copies of the Amendment for each of PubCo II and PrivCo I are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K. The foregoing description of the Amendments is qualified in its entirety by such exhibits, which are incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Amended Partnership Agreement is set forth in Item 1.01 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

In addition to the aggregate 55,927,940 Common Units exchanged by OTA (54,807,352 Common Units) and the Purchasers (1,120,588 Common Units) for Preferred Units in connection with the transactions described in Item 1.01 above, during the quarter ended September 30, 2020, the Partnership repurchased an additional 1,984,507 Common Units for approximately $33.6 million under its previously announced 2019 Common Unit buyback program at an average price of $16.93 per unit. During the nine months ended September 30, 2020, the Partnership has repurchased a total of 8,342,246 Common Units for approximately $173.6 million under the 2019 Common Unit buyback program at an average price of $20.81 per unit. All such Common Units were cancelled immediately upon acquisition by the Partnership.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Seventh Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P.

4.1	Specimen Unit Certificate for the Series A Cumulative Convertible Preferred Units (attached as Exhibit B to the Seventh Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. filed as Exhibit 3.1 hereto).

4.2	Registration Rights Agreement, dated as of September 30, 2020, by and among Enterprise Products Partners L.P. and the Purchasers party thereto.

10.1	Series A Cumulative Convertible Preferred Unit Purchase Agreement, dated as of September 30, 2020, by and among Enterprise Products Partners L.P. and the Purchasers party thereto.

10.2	Securities Exchange Agreement, dated as of September 30, 2020, by and between Enterprise Products Partners L.P. and OTA Holdings, Inc.

10.3	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of EPD PubCo Unit II L.P., dated as of September 30, 2020.

10.4	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of EPD PrivCo Unit I L.P., dated as of September 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC,
its general partner

Date: October 1, 2020	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Executive Vice President – Accounting, Risk Control and Information Technology

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer